WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE DIRECTORS OF

CAPITAL CITY ENERGY GROUP, INC.

A NEVADA CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Capital City Energy Group, Inc., a Nevada corporation (the “Corporation”), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, pursuant to Section 78.315(2) of the Nevada Revised Statutes and pursuant to the bylaws of the Corporation.

WHEREAS, it is believed that a change in the positions of the officers of the Corporation and the Secretary-Treasurer has been determined to be in the best interest of the Corporation;

IT IS HEREBY RESOLVED that the Corporation’s hereby appoints the following to the position listed beside his name.  This position will be held in the parent corporation and will carry forward to all the subsidiaries of the parent.  Those subsidiaries are: Avanti Energy Group, LLC; Eastern Well Services, LLC; Hotwell Services, Inc.; and Capital City Petroleum, Inc.  The Secretary-Treasurer is granted the power to assure efficient administration of the Corporation, particularly in matters of statutory, regulatory and financial compliance, as wel as ensuring the implementation of policy directives and associated decisions of the Board of Directors.

William D. Faith

Secretary-Treasurer and Director

Michael J. McKenzie

Director Emeritus

AUTHORIZATION OF CORPORATE ACTIONS

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion or such officer, a true copy of the foregoing resolutions.

Dated: 12th day of May, 2014

Secretary of the Board

/s/ William D. Faith_______________

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Approval

The undersigned, being all the Directors of Capital City Energy Group, Inc., waive the required notice of meeting and consent to all action taken hereby.

/s/ Timothy S. Shear

Timothy S. Shear

/s/ Todd E. Crawford

Todd E. Crawford

/s/ William D. Faith

William D. Faith

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